Exhibit 99.1

National Holdings Corporation Reports Financial Results for Fiscal Year 2016

NEW YORK, NY, December 30, 2016 – National Holdings Corporation (NASDAQ:NHLD) (“National” or the “Company”), a leading full service independent brokerage, investment banking and asset management firm providing diverse services including tax preparation, today announced its financial results for the fiscal year ended September 30, 2016.

Full Year Fiscal 2016 Highlights:

●	Revenue of $174.1 million exceeded fiscal 2015 revenue by $11 million (7%)
●	Investment banking revenue increased $14.3 million to $35.3 million, a record year for this revenue category
●

Non-recurring expenses totaled $5.8 million, $4.3 million of which was directly associated with the completion of Fortress Biotech Inc.'s tender offer for all outstanding shares of National Holdings on September 9, 2016

●	A pre-tax loss of $2.5 million, the direct result of Fortress related and other non-recurring expenses was recorded during the year
●	Adjusted EBITDA of $.7 million, also directly impacted by the non-recurring expenses noted
●	Cash and cash equivalents of $27.5 million and no debt as of September 30, 2016

Management Commentary

Robert Fagenson, Executive Vice Chairman and Chief Executive Officer of National stated, “2016 saw a significant amount of management focus on the successful completion of our merger agreement and tender offer with Fortress Biotech. Nonetheless, our operating divisions delivered solid results in a very challenging environment for the brokerage industry.” Mr. Fagenson continued, “Revenues grew with significant contributions from our expanded number of underwritten offerings as well as a broadened platform of alternative investments and SPV’s. Taking into account the extraordinary expenses incurred in connection with our merger and other non-recurring expenditures, such as severance costs, our operating divisions generated significant positive results. As we move past these expenses and non-cash accounting charges related to the merger agreement we anticipate being able to deliver significant improvement in our adjusted EBITDA numbers in fiscal 2017. We are enthusiastic about the merger and believe 2017 will be a transformational year for our company as we streamline our existing business, and identify important verticals to dedicate attention to in 2017.”

Full Year 2016 Financial Results

National reported fiscal year 2016 revenue of $174.1 million, an increase of $11 million, or 7%, versus the $163 million of revenue recorded in the prior year. Investment banking revenue increased 68% to $35.3 million, driven by a very strong deal pipeline with diverse product and issuer offerings. The commission and trading environments remained challenging in fiscal 2016.  While commissions were essentially flat versus the prior year, trading declined by 9% due to various factors including small cap market volume contraction and lack of volatility due to continuing low interest rates.  Lower retail volume was also apparent in an 11% reduction in transfer fees and clearing services revenue.  Investment advisory declined on the elimination of an unprofitable business relationship, and to a lesser extent a reduction in fees on certain asset classes.

Total expenses increased $14 million in fiscal 2016.  An increase in commissions, compensation and fees accounted for $11.6 million of the total and was driven by the increase in investment banking revenue and severance charges related to several officer employment terminations. While the majority of the other expense categories were managed down from the prior year or experienced marginal increases, professional fees and other administrative expenses increased 54% and 17% respectively.  These categories increased in large part due to expenses resulting from the Fortress tender offer.  The elimination of total non-recurring expenses from the total expense increase would result in an $8.2 million (5%) increase in expenses year over year versus the $14 million (9%) increase reported.

Adjusted EBITDA of $.7 million declined $2 million from the $2.7 million reported in fiscal 2015, however current year EBITDA was negatively impacted by $4.9 million in tender offer and other one-time expenses recorded in fiscal 2016.

National recorded a $5.6 million net loss in the current year versus net income of $.3 million in fiscal 2015. The $5.9 million variance is due to the $5.8 million of one-time expenses noted above, as well as a $3.2 million write off of deferred tax assets due to the completed Fortress transaction. Due to the change in ownership, our deferred tax asset relating to our net operating loss carry forwards will be subject to annual limitation under Section 382 of the Internal Revenue Code, thereby reducing the amount of net operating loss carry forwards available to us to offset future taxable income. These adjustments, in both pre-tax and income tax expenses, contributed to a loss of $.45 per basic and diluted share in fiscal 2016, versus income of $.02 per basic and diluted share in fiscal 2015.

Balance Sheet

As of September 30, 2016 National had $27.5 million of cash and cash equivalents, versus $28.6 million in the previous year. This net decrease is in large part due to higher expenses incurred and paid, associated with the Fortress tender in the current year.

Total equity declined to $25.8 million from $45.3 million in fiscal 2015.  This decline is due to various factors associated with the Fortress tender:  $4.3 million of direct deal expenses, $3.2 million of deferred tax asset write offs, and the recognition of a $14.1 million liability (with a corresponding charge to additional paid in capital.) As the company does not have the ability to settle the warrants (to be issued associated with the Fortress tender) with unregistered shares, and maintenance of an effective registration statement (which did not exist as of September 30, 2016) may be considered outside of the Company's control, net cash settlements of the warrants is assumed.  The company expects this liability to be eliminated in its second fiscal quarter when the warrants in question are issued.

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, insurance and annuities, to corporations, institutional investors and high net-worth clients. With over 1,100 independent advisors, registered reps, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation, National Asset Management, Inc. and Gilman Ciocia, Inc. The Company’s National Securities subsidiary was founded in 1947. National was organized in 1999 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Contacts:

National Holdings Corporation:

Robert Fagenson, Executive Vice Chairman and CEO, Email: rfagenson@nhldcorp.com, Telephone: +1 212 417 8050

Investor Relations, Email: ir@nhldcorp.com, Telephone: +1 212 554 4351

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in National’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and National undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,
	2016	2015
ASSETS
Cash	$21,694,000	$24,642,000
Restricted cash	354,000	218,000
Cash deposits with clearing organizations	1,030,000	1,005,000
Securities owned, at fair value	2,357,000	887,000
Receivables from broker dealers and clearing organizations	3,357,000	3,078,000
Forgivable loans receivable	1,712,000	1,368,000
Other receivables, net	5,430,000	3,709,000
Prepaid expenses	1,910,000	1,727,000
Fixed assets, net	1,164,000	712,000
Intangible assets, net	5,704,000	7,331,000
Goodwill	6,531,000	6,531,000
Deferred tax asset, net	8,958,000	11,662,000
Other assets, principally refundable deposits	345,000	512,000
Total Assets	$60,546,000	$63,382,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased at fair value	$298,000	$32,000
Accrued commissions and payroll payable	11,940,000	10,244,000
Accounts payable and other accrued expenses	7,166,000	6,602,000
Deferred clearing and marketing credits	995,000	1,205,000
Warrants issuable	14,055,000	—
Other	319,000	37,000
Total Liabilities	34,773,000	18,120,000

Stockholders’ Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none outstanding	—	—
Common stock $0.02 par value, 150,000,000 shares authorized; 12,437,916 issued and outstanding at September 30, 2016 and 12,467,515 shares issued and outstanding at September 30, 2015	248,000	249,000
Additional paid-in-capital	66,353,000	80,282,000
Accumulated deficit	(40,843,000)	(35,284,000)

Total National Holdings Corporation Stockholders’ Equity	25,758,000	45,247,000

Non-controlling interest	15,000	15,000
Total Stockholders’ Equity	25,773,000	45,262,000

Total Liabilities and Stockholders’ Equity	$60,546,000	$63,382,000

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL HOLDINGS CORPORATION AND SUBSIDARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2016	2015

Revenues
Commissions	$95,942,000	$96,222,000
Net dealer inventory gains	9,595,000	10,512,000
Investment banking	35,271,000	21,004,000
Investment advisory	14,080,000	14,967,000
Interest and dividends	3,109,000	3,604,000
Transfer fees and clearing services	7,152,000	7,993,000
Tax preparation and accounting	8,294,000	8,248,000
Other	633,000	496,000
Total Revenues	174,076,000	163,046,000

Operating Expenses
Commissions, compensation and fees	151,057,000	139,452,000
Clearing fees	2,309,000	2,904,000
Communications	3,157,000	3,792,000
Occupancy	3,819,000	3,962,000
Licenses and registration	1,625,000	1,364,000
Professional fees	6,896,000	4,489,000
Interest	51,000	13,000
Depreciation and amortization	1,213,000	1,127,000
Other administrative expenses	6,418,000	5,465,000
Total Operating Expenses	176,545,000	162,568,000
(Loss) Income before Income Tax Expense	(2,469,000)	478,000

Income tax expense	3,090,000	193,000
NET (LOSS) INCOME	$(5,559,000)	$285,000

Net (loss) income per share of common stock - Basic	$(0.45)	$0.02
Net (loss) income per share of common stock - Diluted	$(0.45)	$0.02

Weighted average number of shares outstanding - Basic	12,435,923	12,464,496
Weighted average number of shares outstanding - Diluted	12,435,923	12,502,254

The accompanying notes are an integral part of these consolidated financial statements.